Filed Pursuant to Rule 424(b)(5)

Registration No. 333-249521

PROSPECTUS SUPPLEMENT

(to prospectus dated OCTOBER 26, 2020)

Up to $10,000,000

Common Stock

We have entered into a common stock sales agreement, or the Sales Agreement, with H.C. Wainwright & Co., LLC, or HCW, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock, par value $0.001, having an aggregate offering price of up to $10 million from time to time through HCW, acting as sales agent, at our discretion.

Our common stock is listed on The Nasdaq Capital Market, or the Exchange, under the symbol “FLUX.” On December 18, 2020, the last reported sale price of our common stock was $13.04 per share.

Sales of our common stock, if any, under this prospectus supplement and accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. HCW is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between HCW and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to HCW for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, HCW will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of HCW will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to HCW with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our common stock involves high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 5 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. WAINWRIGHT & CO.

December 21, 2020

Table of Contents

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement. You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. Neither we nor HCW have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We do not, and HCW does not, take responsibility for, and can provide no assurances as to, the reliability of any information that others provide you. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where you can find more information” and “Incorporation of documents by reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, the shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

S-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this prospectus supplement, and the other information in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended June 30, 2020.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by law to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Unless otherwise indicated or unless the context requires otherwise, this prospectus supplement includes the accounts of Flux Power Holdings, Inc., a Delaware corporation and its wholly-owned subsidiary, collectively referred to as “we”, “us”, “our” or the “Company”.

Overview

We design, develop, manufacture, and sell advanced rechargeable lithium-ion energy storage solutions for lift trucks, and other industrial equipment including airport ground support equipment (“GSE”), energy storage for solar applications, and industrial robotic applications. Our “lift pack” battery packs, including our proprietary battery management system (“BMS”), provide our customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions.

We have received Underwriter’s laboratory (“UL”) listing on our Class 3 walkie pallet jack lift pack product line, our Class 3 narrow aisle walkie pack, our Class 2 reach truck pack, and our Class 1 counterbalance/sit-down/ride-on lift packs. We anticipate completing testing of our Class 3 end rider lift pack by the end of December 2020. We believe that an UL listing demonstrates the safety, reliability and durability of our products and gives us an important competitive advantage over other lithium-ion energy suppliers. Many of our lift packs have been approved for use by leading industrial motive manufacturers, including Toyota material handling USA, Inc., Crown Equipment Corporation, and the Raymond Corporation.

Within our industrial market segments, we believe that our lift pack solutions provide cost and performance benefits over existing lead acid power products including:

●	longer operation and more shifts with fewer batteries;
●	reduced energy and maintenance costs;
●	faster recharging; and
●	longer lifespan.

Additionally, the toxic nature of lead acid batteries presents significant safety and environmental issues as they are subject to environmental protection agency lead acid battery reporting requirements, may create an environmental hazard in the event of a cell breach, and emit combustible gases during charging.

As a result of the advantages lithium-ion battery technology provide over lead acid batteries, we have experienced significant growth in our business. We believe the industry is at the early stage of a trend toward the adoption of lithium-ion technology to displace lead acid and propane-based energy storage solutions, and based on North American sales data from the Industrial Truck Association (“ITA”), we estimate the market to be a multi-billion dollar per year opportunity.

Critical to our success is our innovative and proprietary versatile power BMS that both optimizes the performance of our lift packs and provides a platform for adding new battery pack features, including customized telemetry (pack data available anytime, anywhere) for customers. The BMS serves as the brain of the battery pack, managing cell balancing, charging, discharging, monitoring and communication between the pack and the forklift.

Our engineers design, develop, test, and service our products. We source our battery cells from multiple suppliers in china and the remainder of the components primarily from vendors in the united states. Final assembly, testing and shipping of our products is done from our ISO 9001 certified facility in Vista, California, which includes three assembly lines.

S-3

CORPORATE INFORMATION

We operate our business through our wholly-owned subsidiary, Flux Power, Inc. (Flux Power). Our principal executive office is located at 2685 S. Melrose Drive, Vista, CA 92081. The telephone number at our principal executive office is (760) 741-3589 (Flux).

The Offering

Common stock Offered by Us:	Shares of our common stock having an aggregate offering price of up to $10 million.

Manner of Offering:	“At the Market Offering” that may be made from time to time through our sales agent, HCW. See “Plan of Distribution” on page S-8.

Use of Proceeds:	We intend to use the net proceeds, if any, from this offering for general corporate purposes, strengthening our balance sheet and working capital. See “Use of Proceeds” on page S-7.

Risk Factors:	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our securities.

The Nasdaq Capital Market
Trading Symbol:	FLUX

S-4

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed below and discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement and accompanying prospectus in their entirety, together with all of the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Additional Risks Related to Our Stock and this Offering

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

If you purchase our common stock in this offering, you may incur immediate dilution in the book value of your investment.

The offering price per share in this offering may exceed the historical and pro forma as adjusted net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 766,871 shares of our common stock are sold at a price of $13.04 per share, the last reported sale price of our common stock on the Exchange on December 18, 2020, for aggregate gross proceeds of $10 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $(12.04) per share, representing the difference between our pro forma as adjusted net tangible book value per share as of September 30, 2020 (as adjusted for the Subsequent Issuances) and after giving effect to this offering and the assumed offering price. If we were to sell shares of our common stock in this offering at a price per share greater than our pro forma as adjusted net tangible book value, it would result in dilution of your investment. The exercise of outstanding stock options, convertible debt and warrants or the settlement of outstanding restricted stock units would result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

S-5

We do not anticipate paying dividends on our common stock and, accordingly, shareholders must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

The common stock offered hereby will be sold in “at the market offering” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares of common stock as a result of sales of common stock made at prices lower than the prices they paid.

The actual number of shares of common stock we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to HCW at any time throughout the term of the Sales Agreement. The number of shares of common stock that are sold by HCW after delivering a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with HCW. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued.

S-6

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, strengthening our balance sheet and working capital.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

DILUTION

Our net tangible book value as of September 30, 2020 was approximately $956,000, or $0.08 per share. Our pro forma net tangible book value per share as of September 30, 2020 was approximately $3,132,000, or $0.26 per share. Our pro forma net tangible book value as of September 30, 2020 is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2020, as adjusted to include 542,074 shares of common stock that were subsequently issued in connection of conversion of outstanding convertible notes and exercise of option (“Subsequent Issuances”). Dilution with respect to pro forma as adjusted net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 766,871 shares of our common stock in this offering at an assumed offering price of $13.04 per share, the last reported sale price of our common stock on the Exchange on December 18, 2020, and after deducting estimated offering commissions and offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been approximately $12,692,000, or $1.00 per share. This represents an immediate increase in net tangible book value of $0.74 per share to existing stockholders and immediate dilution of $(12.04) per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$13.04
Historical net tangible book value per share as of September 30, 2020	$0.08
Increase per share attributable to the conversion of convertible note and exercise of option	$0.18
Pro forma net tangible book value per share as of September 30, 2020	$0.26
Increase in per share attributable to this offering	$0.74
Pro forma as adjusted net tangible book value per share after this offering		$1.00
Dilution per share to new investors purchasing in this offering		$12.04

The above discussion and table are based on 11,961,811 shares of our common stock outstanding as of September 30, 2020 (on an adjusted basis to include the Subsequent Issuances), and exclude:

●	577,833 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2020, at a weighted average exercise price of $10.99 per share;
●	269,160 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2020, at a weighted average exercise price of $4.55 per share; and
●	600,851 shares of our common stock reserved for issuance pursuant to convertible notes outstanding as of September 30, 2020, at an exercise price of $4.00 per share.

The table above assumes for illustrative purposes that an aggregate of 766,871 shares of our common stock are sold during the term of the Sales Agreement with HCW at a price of $13.04 per share, the last reported sale price of our common stock on the exchange on December 18, 2020, for aggregate gross proceeds of $10 million. The shares subject to the Sales Agreement with HCW are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $13.04 per share shown in the table above, assuming all of our common stock in the aggregate amount of $10 million during the term of the Sales Agreement with HCW is sold at that price, would increase the dilution in pro forma as adjusted net tangible book value per share to new investors in this offering to $(13.04) per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $13.04 per share shown in the table above, assuming all of our common stock in the aggregate amount of $10 million during the term of the Sales Agreement with HCW is sold at that price, would decrease the dilution in pro forma as adjusted net tangible book value per share to new investors in this offering to $(11.04) per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

S-7

To the extent that outstanding options, convertible debt, or warrants outstanding as of September 30, 2020 have been or may be exercised or other shares issued subsequent to September 30, 2020, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after considering various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with HCW, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $10 million from time to time through HCW acting as a sales agent. Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “At the Market Offerings” as defined in Rule 415 promulgated under the Securities Act.

Each time we wish to issue and sell common stock, we will notify HCW of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed HCW, unless HCW declines to accept the terms of the notice, HCW has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. We may instruct HCW not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or HCW may suspend the offering of shares of common stock being made through HCW under the Sales Agreement upon proper notice to the other party.

We will pay HCW commissions for its services in acting as agent in the sale of our common stock. HCW will be entitled to compensation at a commission rate equal to 3% of the aggregate gross sales price of the shares sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse HCW for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000 and $2,500 each calendar quarter, as provided in the Sales Agreement.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and HCW in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, HCW will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of HCW will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to HCW against certain civil liabilities, including liabilities under the Securities Act.

S-8

Our common stock is listed on the Exchange and trades under the symbol “FLUX.” The transfer agent and registrar for our common stock is Issuer Direct Corporation, 1981 Murray Holladay Rd Suite 100, Salt Lake City, Utah 84117.

HCW and/or its affiliates may in the future provide various investment banking and other financial services for us for which services they may in the future receive customary fees.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. We have incorporated by reference a copy of the Sales Agreement with this prospectus supplement.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement and accompanying prospectus will be passed upon by Lewis Brisbois Bisgaard & Smith LLP, San Francisco, California. Duane Morris LLP, New York, New York is counsel to HCW in connection with this offering.

EXPERTS

The consolidated financial statements of Flux Power Holdings, Inc. as of June 30, 2020 and 2019 and for each of the years in the two-year period ended June 30, 2020 incorporated in this prospectus by reference from the Flux Power Holdings, Inc. annual report on Form 10-K for the year ended June 30, 2020 have been audited by Baker Tilly US, LLP, (Squar Milner LLP merged with Baker Tilly US, LLP on November 1, 2020) an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, DC. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

S-9

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus supplement, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 001-31543):

●	Our annual report on Form 10-K for the period ended June 30, 2020 filed with the SEC on September 28, 2020;

●	Quarterly report on Form 10-Q for the quarter September 30, 2020 filed with the SEC on November 12, 2020;

●	Current reports on Form 8-K filed with the SEC on November 2, 2020, November 9, 2020, November 12, 2020 and December 21,2020; and

●	The description of our common stock set forth in Item 1 of our Registration Statement on Form 8-A filed on August 6, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and accompanying prospectus additional documents (other than current reports furnished under item 2.02 or item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement and accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus supplement or accompanying prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement and accompanying prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement and accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or accompanying prospectus, or the date of the documents incorporated by reference in this prospectus supplement and accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement and accompanying prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at

Flux Power Holdings, Inc.

2685 S. Melrose Drive

Vista, California 92081

Attention: Corporate Secretary

S-10

PROSPECTUS

Flux Power Holdings, Inc.

$50,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

1,141,250

Shares of Common Stock

by Selling Shareholders

From time to time, we may offer up to $50,000,000 of our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities and units consisting of common stock, preferred stock, warrants, or debt securities or any combination of these securities, in one or more transactions.

In addition, this prospectus also covers the resale by certain selling shareholders described herein of up to an aggregate of 1,141,250 shares of our common stock which the selling shareholders acquired in a series of private placements from April 2020 to July 2020. We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders. See “Selling Shareholders”.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus carefully before you invest in any of our securities being offered.

We and the selling shareholders may sell the securities independently or together with any other securities registered hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market under the symbol “FLUX.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement. As of October 13, 2020 the aggregate market value of our outstanding common stock held by non-affiliates was approximately $77,746,875.75 based on 11,419,737 shares of outstanding common stock, of which 4,569,792 shares are held by affiliates, and a price of $11.35 per share, which was the last reported sale price of our common stock as quoted on The NASDAQ Capital Market on such date.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 26, 2020.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” and “Description of Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are incorporated by reference. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should read these factors and the other cautionary statements made in this prospectus and in the documents which we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

●	our ability to continue as a going concern;
●	our ability to secure sufficient funding and alternative source of funding to support our current and proposed operations, which could be more difficult in light of the negative impact of the COVID-19 pandemic on investor sentiment and investing ability;
●	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;
●	our ability to maintain or increase our market share in the competitive markets in which we do business;
●	our ability to grow net revenue and increase our gross profit margin;
●	our ability to keep up with rapidly changing technologies and evolving industry standards, including our ability to achieve technological advances;
●	our dependence on the growth in demand for our products;
●	our ability to compete with larger companies with far greater resources than we have;
●	our continued ability to obtain raw materials and other supplies for our products at competitive prices and on a timely basis, particularly in light of COVID-19 on our suppliers and supply chain;
●	our ability to diversify our product offerings and capture new market opportunities;
●	our ability to source our needs for skilled labor, machinery, parts, and raw materials economically;
●	our ability to retain key members of our senior management.
●	our ability to continue to operate safely and effectively during the COVID-19 outbreak; and
●	our dependence on our four major customers.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference and file as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

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ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer shares of our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities and units either individually or a combination thereof, in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $50,000,000. In addition, the selling shareholders may, from time to time, offer and sell up to an aggregate of 1,141,250 of our shares of our Common Stock in one or more offerings.

This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. Each time a selling shareholder sells any shares of our common stock offered by this prospectus, the selling shareholder is required to provide you with this prospectus and the related prospectus supplement, if any, containing specific information about the selling shareholder and the terms of the ordinary shares being offered in the manner required by the Securities Act of 1933, or the “Securities Act.” A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings “Where You Can Find Additional Information,” before buying any of the securities being offered.

We and our selling shareholders may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities. You should not assume that any information in this prospectus is accurate as of any date other than the date of this prospectus.

You should rely only on the information we or our selling shareholders have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to “Flux”, “Flux Power” or the “Company,” refers to Flux Power Holdings, Inc., a Nevada corporation, and its consolidated subsidiary. On July 11, 2019, we effected a 1-for-10 reverse split (“2019 Reverse Split”) on our common stock and preferred stock. Reference to share numbers throughout this Prospectus, which may be supplemented by a prospectus supplement, give effect to such 2019 Reverse Split.

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ABOUT FLUX POWER HOLDINGS, INC.

We design, develop, manufacture, and sell advanced rechargeable lithium-ion energy storage solutions for lift trucks, and other industrial equipment including airport ground support equipment (GSE), energy storage for solar applications, and industrial robotic applications. Our “LiFT Pack” battery packs, including our proprietary (in-house developed) battery management system (BMS), provide our customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead-acid and propane-based solutions.

Within our industrial market segments, we believe that our LiFT Pack solutions provide cost and performance benefits over existing lead-acid power products including:

●	longer operation and more shifts with fewer batteries;
●	reduced energy and maintenance costs;
●	faster recharging; and
●	longer lifespan.

Additionally, the toxic nature of lead-acid batteries presents significant safety and environmental issues as they are subject to Environmental Protection Agency lead-acid battery reporting requirements, may create an environmental hazard in the event of a cell breach, and emit combustible gases during charging.

As a result of the advantages lithium-ion battery technology provide over lead-acid batteries, we have experienced significant growth in our business. We believe we are at the very early stage of a trend toward the adoption of lithium-ion technology and the displacement of lead-acid and propane-based energy storage solutions, which based on North American sales data from the Industrial Truck Association (ITA), we estimate to be a multi-billion dollar per year market.

On August 18, 2020, we closed an underwritten public offering of 3,099,250 shares of common stock priced at $4.00 per share for gross proceeds of approximately $12.4 million, which included the full exercise of the underwriters’ over-allotment option to purchase additional shares. In connection with our public offering, our common stock was approved for listing and began trading on the Nasdaq Capital Market under the symbol “FLUX” on August 14, 2020.

We operate our business through our wholly-owned subsidiary, Flux Power, Inc. (Flux Power). Our principal executive office is located at 2685 S. Melrose Drive, Vista, CA 92081. The telephone number at our principal executive office is (760) 741-3589 (FLUX).

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

● Our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on September 28, 2020; and

● Our Current Report on Form 8-K filed with the SEC on October 1, 2020; and

● The description of our common stock set forth in Item 1 of our Registration Statement on Form 8-A filed on August 6, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of this prospectus and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Requests for such copies should be directed to our Secretary at 2685 S. Melrose Drive, Vista CA, 92081; Telephone (877) 505-3589.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings we make with the SEC from time to time, that are incorporated by reference herein, including the risk factors set forth in our Annual Report on Form 10-K for the year ended June 30, 2020 before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities for working capital and for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus. We will retain broad discretion over the use of the net proceeds from the issuance or sale of our securities.

In the event the selling shareholders sell any ordinary shares by means of this prospectus, we will not receive any proceeds from such sale.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	Through agents;
●	To or through underwriters;
●	Through broker-dealers (acting as agent or principal);
●	Directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;
●	Through a combination of any such methods of sale; or
●	Through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	Block transactions (which may involve crosses) and transactions on The NASDAQ Capital Market or any other organized market where the securities may be traded;
●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
●	Ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	Sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
●	Sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Selling shareholders may also, pursuant to this registration statement, sell securities offered hereby from time to time in the ways described above, as applicable. See “Selling Shareholders” in this prospectus.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

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We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

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Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

If more than ten percent (10%) of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

In addition, this prospectus may be used to offer securities for the account of the Selling Shareholder, in which we will receive no proceeds from such sale.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Selling Shareholders

We are registering shares of common stock to permit the resale of these shares by certain holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of shares by the selling shareholder.

The selling shareholder may sell all or a portion of the shares beneficially owned and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

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●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If the selling shareholder effects such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling shareholder may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge shares to broker-dealers that in turn may sell such shares.

The selling shareholder may pledge or grant a security interest in some or all of the shares owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act, and we will amend, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholder and any broker-dealer participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed, to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling shareholder will sell any or all of the shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act or the Securities Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

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We will pay all expenses of the registration of the shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

MARKET INFORMATION

Effective August 14, 2020, our common stock became listed on The NASDAQ Capital Market under the stock symbol FLUX. Prior to our listing on The NASDAQ Capital Market, our common stock was quoted on the OTCQB under the stock symbol “FLUX.”

Holders of Common Stock

As of October 13, 2020, we had approximately 1,408 record holders of our common stock, based on information provided by our transfer agent. The foregoing number of record holders does not include an unknown number of stockholders who hold their stock in “street name.”

Dividend Policy

We have never declared or paid any cash dividends. We presently do not expect to declare or pay such dividends in the foreseeable future and expect to reinvest all undistributed earnings to expand our operations, which the management believes would be of the most benefit to our stockholders. The declaration of dividends, if any, will be subject to the discretion of our Board of Directors, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others. Therefore, there can be no assurance that any dividends on our common stock will ever be paid.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated articles of incorporation (Articles of Incorporation) and Amended and Restated Bylaws (Bylaws) are summaries, are not intended to be complete and are qualified in their entirety by reference such Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to our registration statement, of which this prospectus forms a part. This description gives effect to the 2019 Reverse Split.

Common Stock

We are authorized to issue up to 30,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. As of October 13, 2020, there were 11,419,737 shares of common stock issued and outstanding.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Voting Rights

Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights.

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Economic Rights

Except as otherwise expressly provided in our Articles of Incorporation or required by applicable law, all shares of common stock will have the same rights and privileges and rank equally, share ratably, and be identical in all respects for all matters, including those described below.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

No Preemptive or Similar Rights

The holders of our shares of common stock are not entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Removal of Directors by Stockholders

Our Bylaws provide that subject to any limitations in our Articles of Incorporation, directors may be removed by a vote not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote thereon, at a special meeting of the stockholders called for that purpose.

Preferred Stock

We may issue up to 500,000 shares of preferred stock, par value $0.001 per share in one or more classes or series within a class pursuant to our Articles of Incorporation. There are no shares of preferred stock issued and outstanding. Preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Directors’ authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

Sections 78.378 to 78.3793 of the Nevada Revised Statutes (NRS) (Acquisition of Controlling Interest) provide generally that any person or entity that acquires at least one-fifth of all the voting power in the election of directors of a Nevada corporation, which has 200 or more stockholders of record and does business in the State of Nevada, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.

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Section 78.3785 of the NRS provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

●	One-fifth or more but less than one-third;
●	One-third or more but less than a majority; or
●	A majority or more.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation, 1981 Murray Holladay Rd Suite 100, Salt Lake City, Utah 84117.

Exchange Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “FLUX.”

Description of Warrants

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants, as well as any warrant agreement that contains the terms of the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we may sell under this prospectus, as well as the complete warrant agreements that will contain the terms of any warrants.

We may issue warrants to purchase shares of our common stock or preferred stock. Such warrants may be issued in one or more series, independently or together with shares of common stock or preferred stock or other equity or debt securities and may be attached or separate from such securities. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We may issue warrants directly or under a separate warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe the particular terms of any series of warrants we may issue, including the following:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the price or prices at which such warrants will be issued;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
●	whether such warrants will be issued in registered form or bearer form;

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●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any;
●	the terms of the securities issuable upon exercise of the warrants;
●	the anti-dilution provisions of the warrants, if any;
●	any redemption or call provisions;
●	if applicable, a discussion of certain federal United States income tax considerations; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent, if any, may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Description of Debt Securities

General

We may issue debt securities which may or may not be converted into ordinary shares or preferred shares. We may issue the debt securities independently or together with any underlying securities, and warrants may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	The title of the debt securities;

●	The total amount of the debt securities;

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●	The amount or amounts of the debt securities will be issued and interest rate;

●	The conversion price at which the debt securities may be converted;

●	The date on which the right to exercise the debt securities will commence and the date on which the right will expire;

●	If applicable, the minimum or maximum amount of debt securities that may be exercised at any one time;

●	If applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;

●	If applicable, a discussion of material United States federal income tax consideration;

●	If applicable, the terms of the payoff of the debt securities;

●	The identity of the indenture agent, if any;

●	The procedures and conditions relating to the exercise of the debt securities; and

●	Any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of debt securities will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at an exercise price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

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Description of Units

The following is a general description of the terms of the units we may offer from time to time. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we may sell under this prospectus, as well as the complete unit agreements that will contain the terms of any units.

We may issue units comprised of common stock, preferred stock, warrants, debt securities or any combination thereof. Units may be issued in one or more series, independently or together with common stock, preferred stock, warrants or debt securities, or the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain United States federal income tax considerations applicable to the units; and
●	any other terms of the units and their constituent securities.

SELLING SHAREHOLDERS

From April 2020 to July 2020, pursuant to private placement offerings, we sold and issued to the selling shareholders an aggregate of 1,141,250 shares of our common stock, at $4.00 per share, for an aggregate purchase price of $4,565,000. Esenjay Investments, LLC (Esenjay) and Mr. Ronald Dutt, our chairman, president and chief executive officer, participated in the offering in the amount of $300,000 and $50,000, respectively. Esenjay is a majority stockholder and a company owned and controlled by Mr. Michael Johnson, one of our directors. In addition, Mr. John Cosentino, one of our directors, also participated in the offering in the amount of $250,000.

This prospectus also covers the offering for resale, from time to time, in one or more offerings, of up to 1,141,250 shares of the common stock owned by the selling shareholders, as indicated below in the table, who acquired our shares of common stock in a series of private placements from April 2020 to July 2020.

The following table sets forth information relating to the selling shareholders as of October 5, 2020, based on information supplied to us by the selling shareholders on or prior to that date. We have not sought to verify such information. Information concerning the selling shareholders may change over time, including by the addition of additional selling shareholders. If necessary, we will supplement this prospectus accordingly. The selling shareholders may hold or acquire at any time common stock in addition to the shares offered by this prospectus and may have acquired additional common stock since the date on which the information reflected herein was provided to us. In addition, the selling shareholder may have sold, transferred or otherwise disposed of some or all of his common stock since the date on which the information reflected herein was provided to us and may in the future sell, transfer or otherwise dispose of some or all of its common stock in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

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Selling Shareholders	Shares Owned Prior to Offering(1)	Percentage of Shares Owned Prior to Offering(2)	Shares That May be Offered	Shares Owned After the Offering	Percentage of Share Owned After the Offering(2)
Esenjay Investments LLC(3)	4,687,004	40.22%	75,000	4,612,004	39.58%
Wade Massad(4)	1,184,700	9.99%	17,500	1,167,200	9.84	%(5)
Ronald Dutt(6)	222,938	1.92%	12,500	210,378	1.81%
Pacific Premier Trust LLC FBO John Cosentino IRA(7)	88,370	0.77%	62,500	25,870	0.23%
Ronald D Johnson	103,572	0.91%	25,000	78,572	0.69%
Gerald A Marcellino Jr & Dawn Johnson Marcellino	25,000	0.22%	25,000	0	0.00%
J Laine Johnson & Janet Johnson	25,000	0.22%	25,000	0	0.00%
Robert Moses	62,500	0.55%	62,500	0	0.00%
Victor Rauser	25,000	0.22%	25,000	0	0.00%
Lawrence D Brenner	94,643	0.83%	25,000	69,643	0.61%
Mark Baum	40,000	0.35%	40,000	0	0.00%
Mark Nasca	25,000	0.22%	25,000	0	0.00%
Stan Blaylock	62,500	0.55%	62,500	0	0.00%
Fidelity Management Trust Co FBO Stephen DeNelsky(8)	145,000	1.27%	145,000	0	0.00%
Jon Waldbaum	62,500	0.55%	62,500	0	0.00%
The Kevin C Burns Irrevocable Non-Grantor Trust(9)	100,000	0.88%	100,000	0	0.00%
Mahnaz Ebrahimi	12,500	0.11%	12,500	0	0.00%
Peter M Holway	12,500	0.11%	12,500	0	0.00%
RBB & LLB Family Partnership(10)	25,000	0.22%	25,000	0	0.00%
Rodrigue Revocable Trust(11)	25,000	0.22%	25,000	0	0.00%
Paul Candies II Family Trust #1(12)	50,000	0.44%	25,000	25,000	0.22%
Tabone Family Partnership(13)	50,350	0.44%	25,000	25,350	0.22%
Tabone Marital Trust(13)	26,250	0.23%	26,250	0	0.00%
Charles Bradley Bynum	25,000	0.22%	25,000	0	0.00%
Ravco Inc.(14)	89,286	0.78%	50,000	39,286	0.34%
The Russell P Dunnam Family Trust(15)	25,000	0.22%	25,000	0	0.00%
Ronald Voss	117,858	1.03%	75,000	42,858	0.38%
Robert Jeffrey Williams	25,000	0.22%	25,000	0	0.00%

(1)	Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a person is deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including the right to acquire through the exercise of an option or warrant or through the conversion of a security.

(2)	Based on 11,419,737 shares of outstanding common stock as of October 5, 2020.

(3)	Michael Johnson exercise voting and dispositive control over these shares. Includes (i) 4,453,757 shares of common stock held by Esenjay Investments, LLC, of which Mr. Johnson is the sole director and beneficial owner, (ii) 12,310 shares of common stock issuable to Mr. Johnson upon exercise of stock options, (iii) 220,937 shares of common stock issuable to Esenjay upon conversion of outstanding principal under the LOC.

(4)

Includes 17,500 shares of common stock held by Wade Massad, 433,285 shares of common stock held by Cleveland Capital L.P. (“Cleveland”) and up to approximately 356,000 shares of common stock issuable to Cleveland upon partial conversion of outstanding principal under the LOC (the Cleveland convertible note under the LOC limits the conversion to beneficial ownership of 9.99%), and 83,205 shares of common stock underlying warrant issued to Cleveland, which number became fixed upon closing of the private placement on July 24, 2020 pursuant to the terms of the warrant, 294,710 shares of common stock held by Rocky River Specific Opportunities Fund LLC (“Rocky River”). Wade Massad is the Co-Managing Member at Cleveland Capital Management L.L.C, which is the general partner of Cleveland and Rocky River. The convertible notes and warrant limit the conversion such that the beneficial ownership does not exceed 9.99%.

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(5)	Reflects ownership immediately after the Offering and does not include shares that can be acquired under the LOC up to the 9.99% beneficial ownership limit immediately after the offering.

(6)	Includes 21,660 shares of common stock and 201,278 shares of common stock issuable upon exercise of stock options.

(7)

John Cosentino exercises voting and dispositive control over these shares. Includes 87,500 shares of common stock and 870 shares of common stock issuable upon exercise of stock options held by John Cosentino.

(8)	Stephen DeNelsky exercises voting and dispositive control over these shares. Includes 95,000 shares of common stock held by Stephen DeNelsky.

(9)	Sandra Escher exercises voting and dispositive control over these shares.

(10)	Barry Brin exercises voting and dispositive control over these shares.

(11)	Myron Rodrigue exercises voting and dispositive control over these shares.

(12)	Paul B. Candies exercises voting and dispositive control over these shares.

(13)	Jean M. Pedley as Manager of Tabone Family GP LLC exercises voting and dispositive control over these shares.

(14)	Richard Voss exercises voting and dispositive control over these shares.

(15)	Russell P. Dunnam exercises voting and dispositive control over these shares.

Each time the selling shareholder sells any shares of common stock offered by this prospectus, the selling shareholder is required to provide you with this prospectus and any related prospectus supplement, if any, containing specific information about the selling shareholder and the terms of the common stock being offered in the manner required by the Securities Act. Such prospectus supplement will set forth the following information with respect to the selling shareholder:

●	the name of the selling shareholder;
●	the nature of any position, office or any other material relationship that the selling shareholder has had within the last three years with us or any of our affiliates;
●	the number of shares owned by the selling shareholder prior to the offering;
●	the number of shares to be offered for the selling shareholder’s account; and
●	the number of and (if one percent or greater) the percentage of shares to be owned by the selling shareholder after the completion of the offering.

LEGAL MATTERS

The validity of the securities to be offered hereby will be passed upon by Lewis Brisbois Bisgaard & Smith LLP, San Francisco, California.

EXPERTS

The consolidated financial statements of Flux Power Holdings, Inc. as of June 30, 2020 and 2019 and for each of the years in the two-year period ended June 30, 2020 incorporated in this Prospectus by reference from the Flux Power Holdings, Inc. Annual Report on Form 10-K for the year ended June 30, 2020 have been audited by Squar Milner LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at:

Flux Power Holdings, Inc.

2685 S. Melrose Drive

Vista, California 92081

Attention: Corporate Secretary

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.fluxpower.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

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Up to $10,000,000

Common Stock

Prospectus Supplement

H.C. Wainwright & Co.

December 21, 2020